Exhibit 99.2
EVERY CONNECTION COUNTS TE Connectivity Second Quarter 2022 Earnings April 27, 2022

Forward - Looking Statements and Non - GAAP Financial Measures 2 Forward - Looking Statements This presentation contains certain "forward - looking statements" within the meaning of the U.S. Private Securities Litigation Ref orm Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from ant ici pated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature a re forward - looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identi fy forward - looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or ob ligation to do so) our forward - looking statements whether as a result of new information, future events or otherwise, except to the extent requ ired by law. The forward - looking statements in this presentation include statements addressing our future financial condition and operating r esults, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID - 19”). Examples of factors that could cause actu al results to differ materially from those described in the forward - looking statements include, among others, the extent, severity and dura tion of COVID - 19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions aff ect ing demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign curre ncy exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we opera te, including continuing military conflict between Russia and Ukraine resulting from Russia’s invasion of Ukraine or escalating tensions in su rrounding countries; developments in the credit markets; future goodwill impairment; compliance with current and future environmental a nd other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the eff ect s of Swiss tax reform. In addition, the extent to which COVID - 19 will impact our business and our financial results will depend on future devel opments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the sev eri ty of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the glo bal economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Lt d.'s Annual Report on Form 10 - K for the fiscal year ended Sept. 24, 2021 as well as in our Quarterly Reports on Form 10 - Q, Current Reports o n Form 8 - K and other reports filed by us with the U.S. Securities and Exchange Commission. Non - GAAP Financial Measures Where we have used non - GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non - GAAP financial measure, in this presentation.

Earnings Highlights Record Sales & Adjusted EPS driven by strong operational performance • Demonstrating strategic positioning of our portfolio - Sales of $4.0B, up 7% reported and 8% organically Y/Y • Transportation up 5% organically Y/Y, primarily driven by Auto • Industrial up 11% organically Y/Y, driven by Industrial Equipment & Energy • Communications up 23% organically Y/Y, with strong growth in both businesses • Continued strong orders of $4.5B, reflecting strong demand; book to bill of 1.13 • Adjusted Operating Margins of 18.4%, up 140bps Y/Y with expansion in each segment • Adjusted EPS of $1.81, up 15% Y/Y • 1H Free Cash Flow of $615M; ~$670M returned to shareholders in Q2, with increased share buyback in the quarter • TE named among World’s Most Ethical Companies by Ethisphere for the 8 th consecutive year Q3 Guidance represents strong performance in an ongoing volatile environment • Expect Q3 sales of ~$3.9B and Adjusted EPS ~$1.75 • Sales up 1% on a reported basis and 3% organically Y/Y • Guidance includes ~300bps Y/Y Sales headwind from Covid related shutdowns in China ➢ Well positioned to benefit from long - term secular growth trends in electric vehicles, factory automation, renewable energy and data centers Organic Net Sales Growth (Decline), Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are non - GAAP financial measures; see Appendix for descriptions and reconciliations 3

Reported FY21 FY22 FY22 Q2 Growth Q2 Q1 Q2 Y/Y Q/Q Transportation 2,766 2,158 2,549 (8)% 18% Industrial 1,126 1,402 1,309 16% (7)% Communications 678 769 664 (2)% (14)% Total TE 4,570 4,329 4,522 (1)% 4% Book to Bill 1.22 1.13 1.13 Segment Orders Summary ($ in millions) 4 • Strong book to bill in each segment • TS 1.10 • IS 1.22 • CS 1.07 • Q2 Backlog up 40% Y/Y, up significantly in each segment • Orders in all segments reflect strong demand environment Demand Strength Continues with 1.13 Book to Bill & Backlog Growth Across All Segments

Transportation Solutions $2,287 $2,314 Q2 2021 Q2 2022 • Automotive growth despite production declines. Continue to benefit from content outperformance through our global leadership position in electric vehicles • Commercial Transportation growth driven by North America and Europe, with significant market outperformance in each region • Sensors roughly flat organically Y/Y; continue to see strong design win momentum in transportation applications Y/Y Growth Rates Reported Organic Automotive $1,653 1% 5% Commercial Transportation 394 3% 5% Sensors 267 (3)% 0% Transportation Solutions $2,314 1% 5% Q2 Sales Q2 Business Performance Q2 Adjusted Operating Margin $ in Millions Reported Up 1% Organic Up 5% Margin as expected, with strong operational performance despite broader macro challenges Adjusted EBITDA Margin 23.7% 23.6% 5 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations 18.1% 18.2% Q2 2021 Q2 2022

Industrial Solutions $952 $1,075 Q2 2021 Q2 2022 Y/Y Growth Rates Reported Organic Industrial Equipment $472 39% 27% Aerospace , Defense and Marine 261 (2)% 0% Energy 184 (1)% 5% Medical 158 (2)% (1)% Industrial Solutions $1,075 13% 11% Margin expansion driven by higher volume and strong operational performance 12.5% 15.3% Q2 2021 Q2 2022 Adjusted EBITDA Margin 17.4% 19.8% • Industrial Equipment double - digit growth in all regions, with continued benefits from increased capital spending in factory automation • AD&M roughly flat organically Y/Y; expect improvement in the Comm Air market going forward • Energy organic growth driven by renewable applications • Medical roughly flat organically Y/Y; expect recovery in interventional procedures going forward $ in Millions Q2 Sales Q2 Business Performance Q2 Adjusted Operating Margin Reported Up 13% Organic Up 11% 6 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations

$499 $618 Q2 2021 Q2 2022 Reported Up 24% Organic Up 23% Y/Y Growth Rates Reported Organic Data & Devices $385 39% 35% Appliances 233 5% 7% Communications Solutions $618 24% 23% • D ata & Devices outperformance driven by content growth in high - speed cloud and share gains in artificial intelligence applications, enabling improved data center energy efficiency • Appliances growth in North America and Europe , with continued share gains enabled by our global manufacturing strategy 21.0% 24.3% Q2 2021 Q2 2022 Margin performance driven by continued strong operational execution and higher volumes Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations Communications Solutions Q2 Sales Q2 Adjusted Operating Margin Q2 Business Performance $ in Millions Adjusted EBITDA Margin 24.6% 27.5% 7

Q2 Financial Summary ($ in Millions, except per share amounts) Q2 FY21 Q2 FY22 Net Sales $ 3,738 $ 4,007 Operating Income $ 612 $ 705 Operating Margin 16.4% 17.6% Acquisition - Related Charges 8 10 Restructuring & Other Charges, Net 17 21 Adjusted Operating Income $ 637 $ 736 Adjusted Operating Margin 17.0% 18.4% Earnings Per Share* $ 1.51 $ 1.71 Acquisition - Related Charges 0.02 0.02 Restructuring & Other Charges, Net 0.04 0.05 Tax Items - 0.02 Adjusted EPS $ 1.57 $ 1.81 * Represents Diluted Earnings Per Share from Continuing Operations. .. Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non - GAAP financial measures; see Appendix for descript ions and reconciliations. 8

Q2 Financial Performance $3,738 $3,818 $4,007 Q2 2021 Q1 2022 Q2 2022 $1.57 $1.76 $1.81 Q2 2021 Q1 2022 Q2 2022 Adjusted EBITDA Margin 22.2% 23.8% 23.2% 17.0% 18.6% 18.4% Q2 2021 Q1 2022 Q2 2022 Adjusted Operating Margin, Adjusted EPS, Adjusted EBITDA Margin and Free Cash Flow are non - GAAP financial measures: see Appendix for descriptions and reconciliations. Sales Adjusted Operating Margin Free Cash Flow Adjusted EPS Results Reflect Strong Execution and Diversity of Our Portfolio 9 $1,006 $615 YTD 2021 YTD 2022 $ in Millions $ in Millions FCF reflecting planned inventory build Over $1B returned to shareholders YTD

EVERY CONNECTION COUNTS Additional Information

Y/Y Q2 2022 FX includes $6M unfavorable currency impact to sales from acquisitions Adjusted EPS is a non - GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q2 2021 Results $3,738 $1.57 Operational Performance 385 0.28 FX Impact (116) (0.01) Tax Rate Impact - (0.03) Q2 2022 Results $4,007 $1.81 11

Y/Y Q3 2022 Adjusted EPS is a non - GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q3 2021 Results $3,845 $1.79 Operational Performance 209 0.02 FX Impact (154) (0.02) Tax Rate Impact - (0.04) Q3 2022 Guidance $3,900 $1.75 12

($ in Millions) Q2 2021 Q2 2022 Beginning Cash Balance $1,098 $982 Free Cash Flow 477 242 Dividends (159) (163) Share repurchases (140) (404) Net increase in debt 411 106 Other 61 (14) Ending Cash Balance $1,748 $749 Total Debt $4,521 $4,051 A/R $2,921 $3,068 Days Sales Outstanding* 70 69 Inventory $2,134 $2,999 Days on Hand* 74 99 Accounts Payable $1,793 $1,986 Days Outstanding* 64 67 Free Cash Flow and Working Capital Liquidity, Cash & Debt ($ in Millions) Q2 2021 Q2 2022 Cash from Operating Activities $580 $413 Capital expenditures, net Cash collected pursuant to collateral requirements related to cross - currency swap contracts (85) (18) (170) (1) Free Cash Flow $477 $242 Free Cash Flow is a non - GAAP financial measure, see Appendix for description and reconciliation * Adjusted to exclude the impact of acquisitions Q2 Balance Sheet & Cash Flow Summary 13

EVERY CONNECTION COUNTS Appendix

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

- Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management's control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

- Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

- Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

- Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

- Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

- Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

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Non-GAAP Financial Measures (cont.)

- Adjusted EBITDA and Adjusted EBITDA Margin - represent net income and net income as a percentage of net sales, respectively, (the most comparable GAAP financial measures) before interest expense, interest income, income taxes, depreciation, and amortization, as adjusted for net other income (expense), income (loss) from discontinued operations, and special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any.
- Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management's and the Board of Directors' discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.
- Free Cash Flow Conversion – represents the ratio of Free Cash Flow to Adjusted Income from Continuing Operations. We use Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

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Segment Summary

	For the Quarters Ended				For the Six Months Ended			
	March 25, 2022		March 26, 2021		March 25, 2022		March 26, 2021	
	($ in millions)							
	Net Sales		Net Sales		Net Sales		Net Sales	
Transportation Solutions	$ 2,314		$ 2,287		$ 4,472		$ 4,511	
Industrial Solutions	1,075		952		2,134		1,825	
Communications Solutions	618		499		1,219		924	
Total	$ 4,007		$ 3,738		$ 7,825		$ 7,260	
	Operating Income	Operating Margin	Operating Income	Operating Margin	Operating Income	Operating Margin	Operating Income	Operating Margin
Transportation Solutions	$ 409	17.7 %	$ 398	17.4 %	$ 804	18.0 %	$ 706	15.7 %
Industrial Solutions	148	13.8	111	11.7	271	12.7	187	10.2
Communications Solutions	148	23.9	103	20.6	302	24.8	167	18.1
Total	$ 705	17.6 %	$ 612	16.4 %	$ 1,377	17.6 %	$ 1,060	14.6 %
	Adjusted Operating Income [(1)]	Adjusted Operating Margin [(1)]	Adjusted Operating Income [(1)]	Adjusted Operating Margin [(1)]	Adjusted Operating Income [(1)]	Adjusted Operating Margin [(1)]	Adjusted Operating Income [(1)]	Adjusted Operating Margin [(1)]
Transportation Solutions	$ 422	18.2 %	$ 413	18.1 %	$ 814	18.2 %	$ 844	18.7 %
Industrial Solutions	164	15.3	119	12.5	321	15.0	237	13.0
Communications Solutions	150	24.3	105	21.0	313	25.7	180	19.5
Total	$ 736	18.4 %	$ 637	17.0 %	$ 1,448	18.5 %	$ 1,261	17.4 %

[(1)] Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

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Reconciliation of Net Sales Growth

	Change in Net Sales for the Quarter Ended March 25, 2022 versus Net Sales for the Quarter Ended March 26, 2021					
	Net Sales Growth (Decline)		Organic Net Sales Growth (Decline) [1]		Translation [2]	Acquisitions/ (Divestitures)
	($ in millions)					
Transportation Solutions [3]:						
Automotive	$ 23	1.4 %	$ 80	4.9 %	$ (57)	$ —
Commercial transportation	12	3.1	21	5.4	(9)	—
Sensors	(8)	(2.9)	—	—	(8)	—
Total	27	1.2	101	4.5	(74)	—
Industrial Solutions [3]:						
Industrial equipment	133	39.2	93	27.2	(13)	53
Aerospace, defense, oil, and gas	(6)	(2.2)	—	—	(5)	(1)
Energy	(1)	(0.5)	9	4.8	(8)	(2)
Medical	(3)	(1.9)	(1)	(1.2)	(2)	—
Total	123	12.9	101	10.5	(28)	50
Communications Solutions [3]:						
Data and devices	107	38.5	98	35.0	(4)	13
Appliances	12	5.4	16	7.3	(4)	—
Total	119	23.8	114	22.8	(8)	13
Total	$ 269	7.2 %	$ 316	8.4 %	$ (110)	$ 63

	Change in Net Sales for the Six Months Ended March 25, 2022 versus Net Sales for the Six Months Ended March 26, 2021					
	Net Sales Growth (Decline)		Organic Net Sales Growth (Decline) [1]		Translation [2]	Acquisitions/ (Divestitures)
	($ in millions)					
Transportation Solutions [3]:						
Automotive	$ (86)	(2.6) %	$ (11)	(0.4) %	$ (75)	$ —
Commercial transportation	46	6.5	57	7.9	(11)	—
Sensors	1	0.2	13	2.5	(12)	—
Total	(39)	(0.9)	59	1.3	(98)	—
Industrial Solutions [3]:						
Industrial equipment	300	47.3	212	33.0	(25)	113
Aerospace, defense, oil, and gas	(14)	(2.7)	(6)	(1.4)	(8)	—
Energy	15	4.2	38	10.5	(12)	(11)
Medical	8	2.5	11	3.1	(3)	—
Total	309	16.9	255	13.9	(48)	102
Communications Solutions [3]:						
Data and devices	222	43.4	209	40.7	(5)	18
Appliances	73	17.7	77	18.4	(4)	—
Total	295	31.9	286	30.8	(9)	18
Total	$ 565	7.8 %	$ 600	8.2 %	$ (155)	$ 120

[1] Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

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Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 25, 2022 19 Operating income: Transportation Solutions $ 409 4 9 — $ 422 Industrial Solutions 148 6 10 — 164 Communications Solutions 148 — 2 — 150 Total $ 705 $ 10 $ 21 $ — $ 736 Operating margin 17.6% 18.4 % Other income, net $ 5 — — — $ 5 Income tax expense $ (136) (2) (5) 8 $ (135) Effective tax rate 19.5% 18.6 % Income from continuing operations $ 560 8 16 8 $ 592 Diluted earnings per share from continuing operations $ 1.71 $ 0.02 $ 0.05 $ 0.02 $ 1.81 and Other Adjusted Related Acquisition- Restructuring Adjustments (3) See description of non-GAAP financial measures. (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. U.S. GAAP Charges (1) (Non-GAAP) (3) Charges, Net (1) Tax Items (2) ($ in millions, except per share data) (2) Includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower tax rate enacted in the canton of Schaffhausen on December 27, 2021. Also includes a $19 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with portions recognized in the quarters ended December 24, 2021 and March 25, 2022 and the remainder to be recognized in the remaining quarters of fiscal 2022.

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 26, 2021 20 Operating income: Transportation Solutions $ 398 $ 5 $ 10 $ 413 Industrial Solutions 111 3 5 119 Communications Solutions 103 — 2 105 Total $ 612 $ 8 $ 17 $ 637 Operating margin 16.4% 17.0 % Other income, net $ 4 $ — $ — $ 4 Income tax expense $ (106) $ (2) $ (2) $ (110) Effective tax rate 17.3% 17.3 % Income from continuing operations $ 505 $ 6 $ 15 $ 526 Diluted earnings per share from continuing operations $ 1.51 $ 0.02 $ 0.04 $ 1.57 (Non-GAAP) (2) ($ in millions, except per share data) and Other Charges, Net (1) (2) See description of non-GAAP financial measures. U.S. GAAP Acquisition- Related Charges (1) Adjustments (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. Restructuring Adjusted

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 24, 2021 21 Operating income: Transportation Solutions $ 395 3 (6) — $ 392 Industrial Solutions 123 12 22 — 157 Communications Solutions 154 1 8 — 163 Total $ 672 $ 16 $ 24 $ — $ 712 Operating margin 17.6% 18.6 % Other income, net $ 15 — — (11) $ 4 Income tax expense $ (110) (3) (7) (5) $ (125) Effective tax rate 16.2% 17.7 % Income from continuing operations $ 567 13 17 (16) $ 581 Diluted earnings per share from continuing operations $ 1.72 $ 0.04 $ 0.05 $ (0.05) $ 1.76 Acquisition- Restructuring Adjustments U.S. GAAP Charges (1) Charges, Net (1)(2) Tax Items (3) (Non-GAAP) (4) Related and Other Adjusted ($ in millions, except per share data) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (3) Includes a $17 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction. Also includes $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement. (4) See description of non-GAAP financial measures. (2) Includes $12 million recorded in net restructuring and other charges and $12 million recorded in cost of sales.

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Six Months Ended March 25, 2022 22 Operating income: Transportation Solutions $ 804 7 3 — $ 814 Industrial Solutions 271 18 32 — 321 Communications Solutions 302 1 10 — 313 Total $ 1,377 $ 26 $ 45 $ — $ 1,448 Operating margin 17.6% 18.5 % Other income, net $ 20 — — (11) $ 9 Income tax expense $ (246) (5) (12) 3 $ (260) Effective tax rate 17.9% 18.1 % Income from continuing operations $ 1,127 21 33 (8) $ 1,173 Diluted earnings per share from continuing operations $ 3.44 $ 0.06 $ 0.10 $ (0.02) $ 3.58 ($ in millions, except per share data) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (3) Includes a $36 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with portions recognized in the quarters ended December 24, 2021 and March 25, 2022 and the remainder to be recognized in the remaining quarters of fiscal 2022. Also includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower tax rate enacted in the canton of Schaffhausen, and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement. (4) See description of non-GAAP financial measures. Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (1)(2) Tax Items (3) (Non-GAAP) (4) (2) Includes $33 million recorded in net restructuring and other charges and $12 million recorded in cost of sales. Adjustments Acquisition- Restructuring

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Six Months Ended March 26, 2021 23 Operating income: Transportation Solutions $ 706 $ 10 $ 128 $ — $ 844 Industrial Solutions 187 7 43 — 237 Communications Solutions 167 — 13 — 180 Total $ 1,060 $ 17 $ 184 $ — $ 1,261 Operating margin 14.6% 17.4 % Other income, net $ 3 $ — $ — $ — $ 3 Income tax expense $ (166) $ (4) $ (34) $ (29) $ (233) Effective tax rate 15.9% 18.7 % Income from continuing operations $ 880 $ 13 $ 150 $ (29) $ 1,014 Diluted earnings per share from continuing operations $ 2.64 $ 0.04 $ 0.45 $ (0.09) $ 3.05 Adjustments Acquisition- Restructuring Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (1) Tax Items (2) (Non-GAAP) (3) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets. (3) See description of non-GAAP financial measures. ($ in millions, except per share data)

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 25, 2021 24 Operating income: Transportation Solutions $ 433 $ 5 $ 2 $ 440 Industrial Solutions 148 4 6 158 Communications Solutions 133 — 3 136 Total $ 714 $ 9 $ 11 $ 734 Operating margin 18.6% 19.1 % Income tax expense $ (124) $ (2) $ (4) $ (130) Effective tax rate 17.6% 17.9 % Income from continuing operations $ 581 $ 7 $ 7 $ 595 Diluted earnings per share from continuing operations $ 1.74 $ 0.02 $ 0.02 $ 1.79 Acquisition- Restructuring Adjustments ($ in millions, except per share data) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) See description of non-GAAP financial measures. Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (1) (Non-GAAP) (2)

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 24, 2021

	U.S. GAAP	Adjustments: Acquisition-Related Charges [1]	Adjustments: Restructuring and Other Charges, Net [1]	Adjustments: Other Items [1][2]	Adjustments: Tax Items [3]	Adjusted (Non-GAAP) [4]
		($ in millions, except per share data)				
Operating income:						
Transportation Solutions	$ 1,526	$ 18	$ 135	$ —	$ —	$ 1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$ 2,434	$ 34	$ 233	$ —	$ —	$ 2,701
Operating margin	16.3 %					18.1 %
Other income (expense), net	$ (17)	$ —	$ —	$ 28	$ —	$ 11
Income tax expense	$ (123)	$ (7)	$ (35)	$ (6)	$ (333)	$ (504)
Effective tax rate	5.2 %					18.9 %
Income from continuing operations	$ 2,255	$ 27	$ 198	$ 22	$ (333)	$ 2,169
Diluted earnings per share from continuing operations	$ 6.77	$ 0.08	$ 0.59	$ 0.07	$ (1.00)	$ 6.51

[1] The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

[2] Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

[3] Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

[4] See description of non-GAAP financial measures.

25

Reconciliation of Free Cash Flow 26 Net cash provided by operating activities $ 413 580 $ 945 $ 1,220 Net cash used in investing activities (184) (77) (383) (323) Net cash provided by (used in) financing activities (460) 151 (1,012) (101) Effect of currency translation on cash (2) (4) (4) 7 Net increase (decrease) in cash, cash equivalents, and restricted cash $ (233) $ 650 $ (454) $ 803 Net cash provided by operating activities $ 413 $ 580 $ 945 $ 1,220 Excluding: Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts (1) (18) (42) 12 Capital expenditures, net (170) (85) (288) (226) Free cash flow (1) $ 242 $ 477 $ 615 $ 1,006 (in millions) For the Quarters Ended March 25, March 26, March 25, March 26, For the Six Months Ended (1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures. 2022 2021 2022 2021

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin

	For the Quarters Ended		
	March 25, 2022	December 24, 2021	March 26, 2021
	($ in millions)		
Net income	$ 560	$ 566	$ 506
(Income) loss from discontinued operations	—	1	(1)
Income tax expense	136	110	106
Other income, net	(5)	(15)	(4)
Interest expense	18	12	13
Interest income	(4)	(2)	(8)
Operating income	705	672	612
Acquisition-related charges	10	16	8
Restructuring and other charges, net	21	24	17
Adjusted operating income [(1)]	736	712	637
Depreciation and amortization	194	198	193
Adjusted EBITDA [(1)]	$ 930	$ 910	$ 830
Net sales	$ 4,007	$ 3,818	$ 3,738
Net income as a percentage of net sales	14.0 %	14.8 %	13.5 %
Adjusted EBITDA margin [(1)]	23.2 %	23.8 %	22.2 %

	For the Quarters Ended							
	March 25, 2022				March 26, 2021			
	Transportation Solutions	Industrial Solutions	Communication Solutions	Total	Transportation Solutions	Industrial Solutions	Communication Solutions	Total
	($ in millions)							
Operating income	$ 409	$ 148	$ 148	$ 705	$ 398	$ 111	$ 103	$ 612
Acquisition-related charges	4	6	—	10	5	3	—	8
Restructuring and other charges, net	9	10	2	21	10	5	2	17
Adjusted operating income [(1)]	422	164	150	736	413	119	105	637
Depreciation and amortization	125	49	20	194	128	47	18	193
Adjusted EBITDA [(1)]	$ 547	$ 213	$ 170	$ 930	$ 541	$ 166	$ 123	$ 830
Net sales	$ 2,314	$ 1,075	$ 618	$ 4,007	$ 2,287	$ 952	$ 499	$ 3,738
Operating margin	17.7 %	13.8 %	23.9 %	17.6 %	17.4 %	11.7 %	20.6 %	16.4 %
Adjusted operating margin [(1)]	18.2 %	15.3 %	24.3 %	18.4 %	18.1 %	12.5 %	21.0 %	17.0 %
Adjusted EBITDA margin [(1)]	23.6 %	19.8 %	27.5 %	23.2 %	23.7 %	17.4 %	24.6 %	22.2 %

[(1)] See description of non-GAAP financial measures.

27

Reconciliation of Forward - Looking Non - GAAP Financial Measures to Forward - Looking GAAP Financial Measures 28 Diluted earnings per share from continuing operations $ 1.71 Restructuring and other charges, net 0.07 Acquisition-related charges 0.03 Tax items (0.06) Adjusted diluted earnings per share from continuing operations (2) $ 1.75 Net sales growth 1.4 % Translation 4.0 (Acquisitions) divestitures, net (2.1) Organic net sales growth (2) 3.3 % Effective tax rate 17.2% 14.5 % Effective tax rate adjustments (3) 2.8 4.5 Adjusted effective tax rate (2) 20.0% 19.0% (3) Includes adjustments for special tax items and the tax effect of acquisition-related charges and net restructuring and other charges, calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (1) Outlook is as of April 27, 2022. (2) See description of non-GAAP financial measures. 2022 (1) June 24, Outlook for Fiscal 2022 (1) Quarter Ending Outlook for